Exhibit 99.1

Paratek Pharmaceuticals Announces Appointment of Douglas Pagán as Chief Financial Officer

BOSTON, Massachusetts — December 3, 2014 — Paratek Pharmaceuticals, Inc. (Nasdaq: PRTK) today announced Douglas Pagán will join Paratek’s executive leadership team as chief financial officer, effective December 18. Mr. Pagán will report to Michael F. Bigham, Chairman and Chief Executive Officer of Paratek. Paratek’s primary focus, as a late stage antibiotics company, is on the development and commercialization of omadacycline – a broad-spectrum intravenous and oral once daily antibiotic candidate for serious community-acquired infections where resistance is of concern.

“We are delighted to have Doug join the Paratek team,” said Mr. Bigham. “His financial and operational experience will be extremely valuable as we advance omadacycline’s development into phase 3 and accelerate Paratek’s progress towards commercialization.” Mr. Pagán has extensive experience in the biopharmaceutical industry. He most recently served as Vice President Finance at Acceleron Pharma Inc., which he joined in 2008. He was instrumental in the company’s successful IPO and follow-on offering as well as multiple rounds of private equity and debt financing. Prior to Acceleron, Mr. Pagán served in financial management roles at Biogen Idec and Bristol-Myers Squibb. Previously, Mr. Pagán worked in healthcare investment banking at J.P. Morgan, as well as pharmaceutical operational roles at Johnson and Johnson.

Mr. Pagán earned his BSE in Chemical Engineering from Princeton University. He earned his MBA from Columbia Business School with concentrations in Finance and Accounting.

“I am extremely pleased to be joining the experienced leadership team at Paratek as the company prepares to embark on phase 3 clinical trials with its lead antibiotic, omadacycline, a promising third generation tetracycline,” said Mr. Pagán. “The company is in a strong financial position to move forward with its planned development and pre-commercialization activities.”

“We are pleased to welcome such an experienced financial executive to our team,” said Dr. Evan Loh, Paratek’s President and Chief Medical Officer. “Doug’s broad-ranging experiences across diverse biopharmaceutical companies add further drug development, finance and leadership breadth to our senior management.”

Mr. Pagán will succeed Kathryn Boxmeyer, Paratek’s current interim CFO, who is stepping down to pursue other opportunities. “We are very grateful for Kate’s leadership and many contributions to the organization over the past thirteen years. She played a critical role in Paratek’s successful reverse merger and associated financing,” said Mr. Bigham.

About Omadacycline

Omadacycline is a new once daily intravenous and oral tetracycline-derived, broad-spectrum antibiotic being developed for use as a first-line monotherapy for patients suffering from serious community-acquired bacterial infections, such as acute bacterial skin and skin structure infections (ABSSSI), community acquired bacterial pneumonia (CABP), urinary tract infections (UTI) and other community-acquired bacterial infections, particularly when antibiotic resistance is of concern to prescribing physicians.

Omadacycline was designed to provide broad spectrum activity, and possibly shorter hospital stays, by allowing for the completion of therapy at home with an oral formulation, thereby potentially positioning omadacycline to become the primary antibiotic choice of physicians for the treatment of serious community-acquired bacterial infections.

About Paratek

Paratek Pharmaceuticals, Inc. is a biopharmaceutical company focused on the development and commercialization of innovative therapies based upon its expertise in novel tetracycline chemistry. Paratek’s lead product candidate, omadacycline, is a new tetracycline-derived, broad-spectrum antibiotic being developed in both oral tablet and intravenous formulations for use as a first-line monotherapy antibiotic for ABSSSI, CABP, UTI and other serious community-acquired bacterial infections, particularly when antibiotic resistance is of concern to prescribing physicians. Omadacycline has received Qualified Infectious Disease Product (QIDP) designation by the U.S. Food and Drug Administration for both the oral and intravenous formulations in all three of these infectious disease categories. Paratek has Special Protocol Assessment agreements with the FDA for the phase 3 trials planned in ABSSSI and CABP.

Paratek’s second product candidate, sarecycline (WC 3035), is a new tetracycline-derived compound, designed to provide both a narrow-spectrum of antibiotic activity and favorable tolerability profile, for the treatment of acne and rosacea in the community setting. Paratek has licensed rights to sarecycline (WC 3035) for the treatment of acne in the United States to a subsidiary of Actavis (formerly Warner Chilcott), while retaining rights in the rest of the world. Actavis is responsible for the clinical development of sarecycline (WC 3035) for the treatment of acne in the United States. A phase 3 program in moderate to severe acne is expected to be initiated in 2014 for WC 3035.

Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenue, projected expenses, prospects, plans and objectives, intentions, beliefs and expectations of management are forward-looking statements. These forward-looking statements may be accompanied by such words as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “target,” “will” and other words and terms of similar meaning. Examples of such statements include, but are not limited to, statements relating to Paratek’s ability to develop its drug candidates for potential commercialization, the timing of the commencement of omadacycline phase 3 trials for ABSSSI and CABP, the potential for omadacycline to be successfully developed for use as a first-line empiric monotherapy for patients suffering from serious community-acquired bacterial infections, the potential of omadacycline to become the primary antibiotic choice of physicians for the treatment of serious community-acquired bacterial infections, including ABSSSI, CABP and UTI, the potential use and effectiveness of WC 3035 (sarecycline) for the treatment of acne and rosacea in the community setting, the timing of the commencement of a phase 3 program in moderate-severe acne for WC 3035, and the value that the new member of senior management is expected to bring to Paratek. Paratek may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in our forward-looking statements and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions, expectations and projections disclosed in the forward-looking statements. Various important factors could cause actual results or events to differ materially from the forward-looking statements that Paratek makes, including the risks that Paratek’s planned clinical trials may be prolonged or delayed requiring Paratek to incur additional costs; that Paratek’s planned clinical trials may not satisfy the requirements of the FDA or non-U.S. regulatory authorities; that Paratek’s product candidates may have undesirable side effects which may delay or prevent marketing approval; that, even if approved by the FDA or non-U.S. regulatory authorities, Paratek’s product candidates may not achieve broad market acceptance; and the risks described in the “Risk Factors” sections of the Registration Statement on Form S-4 (file no. 333-298464) and of Paratek’s periodic reports filed with the SEC. Paratek does not assume any obligation to update any forward-looking statements, except as required by law.

Contacts:

Paratek Pharmaceuticals, Inc.	Investor Relations:
Evan Loh	Hans Vitzthum
President and Chief Medical Officer	LifeSci Advisors, LLC.
(617) 275-0040 x223	212-915-2568
eloh@Paratekpharm.com	hans@lifesciadvisors.com